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                                                                    EXHIBIT 4.10

Loan No.: 26-5950580                                           Boulder, Colorado
                                                                 Homewood Suites

                        RECEIPT AND CLOSING CERTIFICATE
                        -------------------------------

                              Dated:  June 1, 2001

          In connection with the extension by FIRST UNION NATIONAL BANK ("Lender"), to APPLE SUITES SPE III, INC., a Virginia corporation ("Borrower"),
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of that certain first priority loan in the original principal amount of Ten
Million Seven Hundred Thousand and No/100 Dollars ($10,700,000.00) (the "Loan")
                                                                         ----
pursuant to the terms of that certain Loan Application dated April 19, 2001, by and between Lender and Apple Suites, Inc. (the "Application") which Loan relates
                                                -----------
to and is secured by that certain real property situated in the County of Boulder, State of Colorado, as is more particularly described on Exhibit A
                                                                 ---------
attached hereto and incorporated herein by this reference, together with the buildings, structures and other improvements now or hereafter located thereon (said real property, buildings, structures and other improvements being hereinafter collectively referred to as the "Property"), and by the limited
                                             --------
guaranty of certain of Borrower's obligation by APPLE SUITES, INC., a Virginia corporation ("Guarantor") pursuant to an Indemnity and Guaranty Agreement and
              ---------
Environmental Indemnity Agreement, each dated June 1, 2001, Borrower hereby agrees as follows:

          1.   Borrower hereby certifies to Lender as follows:

          a.   Borrower has received from Lender, without offset, counterclaim or defense, the entire Ten Million Seven Hundred Thousand and No/100 Dollars ($10,700,000.00) of loan proceeds under the Application, which loan proceeds were directed by Borrower to the Account of Union Commerce Title Company, LLC (the "Disbursing Agent"), for application as set forth in the Disbursement
      ----------------
Authorization signed by Borrower, a copy of which is attached hereto as Exhibit
                                                                        -------
B and incorporated herein by this reference.
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          b.   The undersigned is an officer of the general partner of Borrower, with full power and authority to execute this Receipt and Closing Certificate on behalf of Borrower.

          c. No Event of Default exists under the Loan Documents (as hereinafter defined) executed by Borrower or the Guarantor and no event has occurred which with the giving of notice or the passage of time, or both, could constitute an Event of Default under the Loan Documents.

          d. Since the date of the Application, no material portion of the Property has been damaged and not repaired and restored to Lender's satisfaction or been taken in condemnation or other similar proceedings, and no such proceeding is pending. Since the date of the Application, there has been no structural change in the physical condition of any portion of the Property other than those changes actually discovered during the course of Property inspections by Lender.
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          e.   Neither the Borrower nor the Borrower's general partner, or
Guarantor is the subject of any bankruptcy, reorganization or insolvency proceeding. No tenant under any lease for a material portion of the Property, or any guarantor of any such lease, is the subject of any bankruptcy, reorganization or insolvency proceeding.

          f. Since the date of the Application, no materials containing more than 1% asbestos, toxic waste or other hazardous substance has been placed on or discovered on the Property, except those used in the ordinary course of the business conducted on the Property and in compliance with applicable environmental laws.

          g. Since the date of the Application, no material adverse change has occurred in the current net operating income for the Property.

          2. Borrower agrees that, in connection with the closing and disbursement of the Loan, from and after the date upon which the Loan Funds are placed on the wire by Lender in accordance with the wire instructions of the Disbursing Agent for Borrower and Lender, the full amount of the Loan thereupon shall be deemed to be disbursed to Borrower and evidenced by the Promissory Note executed by Borrower in evidence of the Loan (the "Note") and shall bear
                                                   ----
interest at the rate provided in the Note.

          3. Borrower agrees that in the event Lender decides to include the Loan as an asset of a securitization, Borrower, prior to such securitization, will (i) deliver any documents and information reasonably required by the rating agencies engaged in connection with such securitization (collectively, the "Rating Agency") in connection with such a securitization provided, that,
--------------
Borrower shall not be required to incur any material cost or expense, (ii) at Lender's request, meet at the Property or at Borrower's offices with representatives of the Rating Agency to discuss the business and operations of the Property, and (iii) cooperate with any reasonable requests of the Rating Agency, provided that it is at no cost to the Borrower or Lender. Without limiting the foregoing, in connection with the sale, transfer and delivery of the Loan Documents to one or more investors in the secondary mortgage market, Lender may retain or assign responsibility for servicing the Loan or may delegate some or all of such responsibility and/or obligations to a servicer, including, but not limited to, any subservicer or master servicer, on behalf of the investors.

          4. If Lender determines at any time to sell, transfer or assign the Note, the mortgage, deed of trust or deed to secure debt securing the Note (the "Security Instrument") and other Loan Documents (as defined in the Security
 -------------------
Instrument), and any or all servicing rights with respect thereto, or to grant participations therein (the "Participations") or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"), Lender may
                                                   ----------
forward to each purchaser, transferee, assignee, servicer, participant, investor, or their respective successors in such Participations and/or Securities (collectively, the "Investors") or any Rating Agency rating such
                               ---------
Securities, each prospective Investor and each of the foregoing's respective counsel, all documents and information which Lender now has or may hereafter acquire relating to the Debt (as defined in the Security Instrument), and to Borrower, any guarantor, any indemnitor and the

                                       2
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Property, which shall have been furnished by Borrower, any guarantor and any indemnitor, as Lender determines necessary or desirable.

          5. Borrower and Guarantor each hereby certifies and represents to Lender that neither Borrower, Guarantor nor any director or officer of Borrower, Guarantor or Borrower's general partner has ever been convicted of a felony nor is any criminal felony proceeding currently pending or to the best of knowledge of undersigned threatened.

          6. The certifications and agreements contained herein shall survive the disbursement and closing of the Loan.

          7. Lender shall be entitled to act in reliance upon the certifications herein contained without further inquiry of any kind and notwithstanding anything to the contrary contained in any other agreements or document.

          8. Borrower hereby acknowledges and understands that it is anticipated that after the closing of the Loan, the Loan may be sold by Lender to a third party and, in connection therewith, all of the documents evidencing, securing, guaranteeing and/or relating to the Loan which are listed on Exhibit C
                                                                       ---------
(collectively, the "Loan Documents") shall be assigned by Lender to said third
                    --------------
party. Borrower hereby agrees that, upon assignment of the Loan Documents by Lender to said third party as aforesaid, Lender shall have no obligations or liabilities under the Loan Documents, said third party shall be substituted as the lender under the Loan Documents for all purposes and Borrower shall look solely to said third party for the performance of any obligations of the Lender under the Loan Documents except with respect to any liability incurred prior to such assignment.

          9. Notwithstanding anything contained in this Receipt and Closing Certificate to the contrary, the liability of Borrower and its officer, directors, general partners, managers, members and principals for the indebtedness secured hereby and for the performance of the other agreements, covenants and obligations contained herein and in the Loan Documents shall be limited as set forth in Section 2.6 of the Note.

            [THE BALANCE OF THIS PAGE WAS LEFT BLANK INTENTIONALLY]

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          IN WITNESS WHEREOF, Borrower and Guarantor have caused this Receipt and Closing Certificate to be executed as of the day and year first above written.


                                   BORROWER:

                                   APPLE SUITES SPE III, INC.,
                                   a Virginia corporation


                                   By:  /s/ Glade M. Knight
                                      ------------------------------------------
                                            Name:  Glade M. Knight
                                            Title: President


                                   GUARANTOR:

                                   APPLE SUITES, INC.,
                                   a Virginia corporation


                                   By: /s/ Glade M. Knight
                                      ------------------------------------------
                                            Name:  Glade M. Knight
                                            Title: President
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                                   EXHIBIT A
                                   ---------

                               Legal Description


                                   [OMITTED]
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                                   EXHIBIT B
                                   ---------

                          Disbursement Authorization


                                   [OMITTED]
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                                   EXHIBIT C
                                   ---------

                                Loan Documents

1.   Promissory Note from Apple Suites SPE III, Inc. to First Union
     National Bank

2. Deed of Trust and Security Agreement from Apple Suites SPE III, Inc. to First Union National Bank

3.   Security Agreement from Apple Suites SPE III, Inc. to First Union
     National Bank

4. Indemnity and Guaranty Agreement from Apple Suites, Inc. to First Union National Bank

5. Environmental Indemnity Agreement from Apple Suites SPE III, Inc. and Apple Suites, Inc. to First Union National Bank

6. Assignment of Leases, Rents and Profits from Apple Suites SPE III, Inc. to First Union National Bank

7. Assignment of Contracts and Permits from Apple Suites SPE III, Inc. to First Union National Bank

8.   Consent and Agreement of Manager by Promus Hotels, Inc.

9.   Disbursement Authorization by Apple Suites SPE III, Inc.

10. Receipt and Closing Certificate by Apple Suites SPE III, Inc. and Apple Suites, Inc.

11.  Form W-9 by Apple Suites SPE III, Inc.

12.  Certificate Regarding Organizational Documents by Apple Suites SPE
     III, Inc.

13.  UCC-1 Fixture filings by Apple Suites SPE III, Inc.
     (Texas Secretary of State and Dallas County)

14.  UCC-1 Financing Statement by Apple Suites SPE III, Inc.
     (City of Richmond and Virginia State Corporation Commission)